SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: PUTNAM HIGH YIELD TOTAL RETURN -- Class A Shares
Fiscal period ending:  April 30, 1997
Inception date (if less than 10 years of performance): 1/1/97


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $         $            $1,000

ERV =  Ending Redeemable Value   $         $            $  942.39

T   =  Average Annual
       Total Return                  %         %          -5.76%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $49,230

Expenses                         $ 7,512

Reimbursement                    $ 1,879

Average shares                   855,048

NAV                              $  8.34

Sales Charge                       4.75%

POP                              $  8.76

Yield at POP                       6.78%

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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: PUTNAM HIGH YIELD TOTAL RETURN -- Class B Shares
Fiscal period ending:  April 30, 1997
Inception date (if less than 10 years of performance): 1/1/97

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $           $         $1,000

ERV =  Ending Redeemable Value   $           $         $  937.48

T   =  Average Annual
       Total Return                  %            %       -6.25%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $54,745

Expenses                         $13,085

Reimbursement                    $ 5,557

Average shares                   946,255

NAV                              $  8.33

Maximum Contingent Deferred
    Sales Charge                    5.0%

Yield at NAV                        6.43%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: PUTNAM HIGH YIELD TOTAL RETURN -- Class M Shares
Fiscal period ending:  April 30, 1997
Inception date (if less than 10 years of performance): 1/1/97


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $         $            $1,000

ERV =  Ending Redeemable Value   $         $            $  955.82

T   =  Average Annual
       Total Return                  %         %          -4.41%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $6,144

Expenses                         $1,117

Reimbursement                    $  483

Average shares                  106,796

NAV                              $ 8.34

Sales Charge                       3.25%

POP                              $ 8.62

Yield at POP                      6.64%